Exhibit 99.1

TechPrecision Corporation Announces Key Management Changes

(April 1, 2009) WESTMINSTER, Mass.--(BUSINESS WIRE)--TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision”, or “the Company”), a leading manufacturer of large-scale, high-precision machined metal fabrications with customers in the alternative energy, medical, nuclear, defense, aerospace and other commercial industries, today announced that it has accepted the resignation of James Reindl from his positions as Chairman, Director and Chief Executive Officer of TechPrecision and as Chairman of its subsidiary Ranor Corporation. Mr. Reindl’s duties as CEO will be assumed on an interim basis by Louis Winoski, one of the Company’s existing directors. Stanley Youtt will continue as CEO of Ranor Corporation. The Company also announced that it has hired Richard Fitzgerald as the new Chief Financial Officer for TechPrecision. Mary Desmond will continue in her role as Chief Financial Officer of Ranor. Additionally, Mr. Andrew Levy was appointed by the board of directors to fill the vacancy created by Mr. Reindl’s resignation from the board. The Company expects to begin a search for a permanent CEO.

Mr. Reindl submitted his resignation and confirmed that despite briefly attending the University of Delaware, he did not receive a degree from the University of Delaware as he had previously represented. Mr. Winoski said, “After consulting with our Board of Directors, the Company accepted Mr. Reindl’s resignation. The Board wishes to acknowledge Mr. Reindl’s leadership through TechPrecision’s acquisition of Ranor, Inc., its early stages as a public company and his efforts in positioning TechPrecision for growth.” The Company has entered into a separation and severance agreement with Mr. Reindl under which he will report to the CEO for a period of three months to effect a smooth transition.

TechPrecision has hired Mr. Richard Fitzgerald as its Chief Financial Officer. Mr. Fitzgerald will report to the CEO and is expected to take a leading role in strategic and financial planning, corporate and business development, and ensuring compliance with the Company’s regulatory responsibilities.

Prior to accepting the position of CFO with the Company, Mr. Fitzgerald served as Vice President and Chief Financial Officer of Nucleonics, Inc., a private venture capital backed biotechnology company. Before becoming CFO at Nucleonics, Mr. Fitzgerald served in a variety of senior financial roles during his tenure there, which extended from 2002 through the present. Prior to his employment with Nucleonics, Inc., Mr. Fitzgerald served as Director, Corporate Development of Exelon Corporation and PECO Energy Company from 1997 through 2002. Mr. Fitzgerald began his career with Coopers & Lybrand (now PricewaterhouseCoopers) in Philadelphia and is a member of both the American and Pennsylvania Institutes of Certified Public Accountants and holds a Bachelor of Science degree in business administration from Bucknell University.

Mr. Winoski commented, “Rich’s breadth of experience, and proven leadership will make him a driving force for our growth as we move forward. He has a demonstrated track record of identifying, financing, and executing growth strategies. I am pleased that Rich has agreed to join the TechPrecision team.”

Mary Desmond, who has been handling the duties of CFO for both TechPrecision and Ranor, will continue as CFO of Ranor. Mr. Winoski said, “On behalf of the board, I want to commend Ms. Desmond on her excellent stewardship in the dual roles of CFO of TechPrecision and CFO of Ranor.”

All other roles and reporting relationships remain unchanged.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly-owned subsidiary Ranor, Inc., manufactures metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: alternative energy, medical, nuclear, defense, industrial, and aerospace to name a few. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Contact:
TechPrecision Corporation
Mr. Richard Fitzgerald, 1-610-246-2116
Chief Financial Officer
fitzgeraldr@techprecision.com
www.techprecision.com

or

Investor Relations:
CCG Investor Relations
Mr. Crocker Coulson, 1-646-213-1915 (NY office)
President
crocker.coulson@ccgir.com
or
Mr. Gary Chin, 1-646-213-1909
www.ccgir.com